Exhibit (h)(xix) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                           PARTICIPATION AGREEMENT
                                    Among
                             MTB GROUP OF FUNDS,
                           EDGEWOOD SERVICES, INC.,
                        MTB INVESTMENT ADVISORS, INC.,
                                     and
                     THE HARTFORD LIFE INSURANCE COMPANY



     THIS AGREEMENT, made as of the 1st day of May, 2004, by and among THE HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as an "Account"); MTB GROUP OF FUNDS, a Delaware statutory trust (the "Trust"), on its behalf and on behalf of each of its series set forth in Schedule A; EDGEWOOD SERVICES, INC., a New York corporation (the "Distributor") and MTB INVESTMENT ADVISORS, INC., a registered investment adviser (the "Advisor").

     WHEREAS, the Trust engages in business as an open-end, management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be issued by the Company; and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Fund"); and

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust has engaged the Advisor, an investment adviser registered under the federal Investment Advisers Act of 1940 (the "Advisers Act") and any applicable state securities law, to provide investment advisory services, including managing the Funds pursuant to applicable diversification requirements of the Internal Revenue Code of 1986 (the "Code"); and

     WHEREAS, the Company has registered or will register the variable life insurance and variable annuity contracts listed on Schedule A, as it may be amended from time to time (the "Contracts") under the 1933 Act or will not register the Contracts in proper reliance on an exemption from registration under the 1933 Act and the 1940 Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Distributor is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust has obtained an order from the SEC granting participating insurance companies and their separate accounts exemptions under
Section 6(c) of the 1940 Act from the provisions of Section 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e2(b)(15) and 6e3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Exemptive Order"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Distributor is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the Company, the Trust, and the Adviser and the Distributor agree as follows:

ARTICLE I.  Sale of Trust Shares

     1.1. The Distributor agrees to sell to the Company on behalf of the Accounts those shares of the Funds which each Account orders, and agrees to execute such orders on each day on which the New York Stock Exchange is open for trading and the Funds calculate their net asset value pursuant to rules of the SEC, all as described in the Funds' registration statement (a "Business Day") at the net asset value next computer after receipt and acceptance by the Trust or its designee of the order for the shares of the Funds. For purposes of this
Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order in accordance with the requirements set forth in Schedule B.

     1.2. The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Accounts on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.3. The Trust and the Distributor agree that shares of the Funds will be sold only to the Company on behalf of its Accounts or to other life insurance companies that offer variable annuity and/or variable life insurance contracts to the public and which have entered into an agreement with the Trust, and to other persons not inconsistent with each Fund being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Fund will be sold to the general public to the extent inconsistent with such Fund being adequately diversified pursuant to Section 817(b) of the Code, and the regulations thereunder.

     1.4. Upon receipt of a request for redemption from the Company, the Trust agrees to redeem any full or fractional shares of the Fund held by the Accounts, executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption except that the Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the current registration statement. For purposes of this Section 1.4, the Company shall be the designee of the Trust for the limited purpose of receiving and accepting purchase and redemption orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receive notice of such request for redemption in accordance with the requirements set forth in Schedule B. The Company agrees to submit such orders electronically through secured trading systems as described on Schedule B to this Agreement or, if it is unable to submit orders electronically, the Company shall submit such orders through manual transmissions using the procedures described in Schedule B to this Agreement.

     1.5. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance wit the provisions of such prospectus.

     1.6. the Company will place separate orders to purchase or redeem shares of each Fund. Each order shall describe the net amount of shares and dollar amount of each Fund to be purchased or redeemed. Unless otherwise specified in Schedule B, the Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

     1.7. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the funds will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Trust shall furnish to the Company the CUSIP number assigned to each Fund identified in Schedule A attached, as may be amended from time to time.

     1.8. Unless otherwise specified in Schedule B, the Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election in writing and to receive all such income dividends and capital gain distributions in cash. The Trust or its agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Trust shall make the net asset value per share and change from prior day's NAV for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time.

     1.10. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE IB.  General Duties

     1.11. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Contracts issued by the Company, including registering each Account as an investment company to the extent required under the 1940 Act, and registering the Contracts or interests in the Accounts under the Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Contracts from state insurance commissioners.

     1.12. The Company shall make every effort to maintain the treatment of the Contracts issued by the Company as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code, and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

     1.13. The Distributor shall sell and distribute the shares of the Funds in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

     1.14. During such time as the Trust engages in activities that require a Shared Exemptive Order, a majority of the Trust's Board shall consist of persons who are not "interested persons" of the Trust, as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, ("Disinterested Trustees"), except that if this provision is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Trust's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by rule or order upon application.


ARTICLE II.  Representations and Warranties

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or that the Contracts are not registered in proper reliance on an exemption from registration under the 1933 Act and that the Contracts will be issued in compliance in all material respects with applicable federal and state laws and regulations. The Company further represents and warrants that it is a life insurance company duly organized and in good standing under applicable law, that it is taxed as an insurance company under Subchapter L of the Code and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act to serve as a segregated investment account for the Contracts, or that the Company will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act.

     2.2. The Trust represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required, and in accordance with the laws of each jurisdiction in which shares will be offered. The Trust shall amend the Registration Statement for Fund shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the Fund shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or Distributor;

     2.3. The Trust and the Advisor represent that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code and that the Trust and Advisor will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust and the Advisor will notify the Company immediately in writing upon having a reasonable basis for believing that a Fund has ceased to qualify or that it might not qualify in the future.

     2.4. The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any variable contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

     2.5. The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are Disinterested Trustees, will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Trust shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, and the NASD Rules of Fair Practice.

     2.8. The Trust represents that it is lawfully organized and validly existing under the laws of State of Delaware and that it does and will comply with all applicable laws and regulations.

     2.9. The Advisor represents and warrants that it is and shall remain duly registered as an investment adviser in all material respects under all applicable federal and state securities laws and that the Advisor shall perform its obligations for the Trust in compliance in all material respects with any applicable state and federal securities laws.

     2.10. The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company

     2.11. The Trust represents that it has obtained an order from the SEC granting participating insurance companies and variable insurance products separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Funds to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

     2.12. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

     3.1 The Distributor shall provide the Company with as many printed copies of the Trust's current prospectus, Statement of Additional Information, proxy statements, annual reports and semi annual reports of each Fund listed on Schedule A (and no other Fund), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company in lieu of the foregoing printed documents, the Trust shall provide such documents in camera-ready film or an electronic file in a format acceptable to the Company, and such other assistance as is reasonably necessary in order for the Company to have the prospectus(es) for the Contracts, and the Trust's prospectus, printed together in one document. Alternatively, the Company may print the Trust prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. In such event, the Trust shall bear its pro rata share of printing expenses based on the number of combined printed pages. All such documents shall be provided to the Company within time reasonably required to allow for printing and delivery to Contract owners. The cost of such documents shall be allocated in accordance with Section E attached to this Agreement.

     The Company agrees to provide the Trust or its designee with such information as may be reasonably required by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

     3.2. The Trust's prospectuses shall state that the Statement of Additional Information for the Trust is available from the Distributor or the Company (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust).

     3.3. At its expense, the Trust shall provide the Company with copies of the Trust's proxy statements to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. Such delivery may be accomplished through electronic means subject to the standards prescribed by the SEC.

     3.4. If and to the extent required by law the company shall:

     (i) distribute proxy materials applicable to the Funds to eligible Contract owners;

     (ii) solicit voting instructions from Contract owners;

     (iii)vote the Trust shares in accordance with instructions received from Contract owners; and

     (iv) vote Trust shares for which no instructions have been received in a particular separate account in the same proportion as Trust shares of such Fund for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated account in its own right, to the extent permitted by law

     3.5. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges as required by the Shared Exemptive order and consistent with any reasonable standards the Trust may adopt.

     3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of the Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 165(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

     3.7. If and during the time as the Trust engages in activities that require a Shared Exemptive Order, the Trust shall disclose in its prospectus or Statement of Additional Information that (1) the Funds are intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Trust hereby notifies the Company that prospectus or Statement of Additional Information disclosure may be appropriate regarding potential risks of offering shares of the Funds to separate accounts funding Contracts of unaffiliated life insurance companies.

ARTICLE IV.  Sales Material and Information

     4.1. Company shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by the Company in which the Trust, the Adviser or the Distributor is described, at least ten Business Days prior it is use. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days after receipt by the Trust.

     4.2. Company will not make any representations or statements on behalf of the Trust, the Distributor, or Advisor, or concerning the Trust, the Distributor, or Advisor other than information or representations contained in:
(a) the registration statement or Trust prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or,
(d) sales literature or other promotional material approved by the Trust the Distributor or the Advisor, as the case may be.

     4.3. The Trust, the Distributor and the Adviser shall furnish, or shall cause to be furnished, to Company prior to use, each piece of sales literature or advertising prepared by the Trust in which Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Company reasonably objects to its use within ten (10) Business Days after receipt by Company.

     4.4. Neither the Trust nor the Distributor nor the Adviser will, without the permission of Company, make any representations or statements on behalf of Company, the Contracts, or the Separate Accounts or concerning Company, the Contracts or the Separate Accounts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Company.

     4.5. The Trust will provide to Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Trust or its shares.

     4.6. Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Trust or its shares.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust, any affiliate or the Trust, the Cotnracts, the Company or the Accounts: advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.  Fees and Expenses

     5.1. The Distributor shall pay no fee or other compensation to the Company under this agreement other than payments pursuant to a Rule 12b-1 plan. However, the parties reserve the right to agree to compensate the Company in return for services it provides by executing a Schedule to this Agreement or a separate agreement for services.

     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal laws and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

ARTICLE VI.  Diversification

     6.1. The Trust and the Advisor represent and warrant that the Funds currently comply, and will continue to comply, with the diversification provisions of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating, to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Advisor or Trust, each will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 817-5.


ARTICLE VII.  Potential Conflicts

     7.1. The parties agree to comply with all applicable terms of the Shared Exemptive Order.

ARTICLE VIII.  Indemnification

     8.1. Indemnification By The Company

     8.1(a). The Company agrees to indemnify and hold harmless the Distributor, the Adviser and the Trust and each member of the Board and officer, employees and agents and any "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, Distributor or Advisor (collectively, the "Indemnified Parties" for purposes of this Article 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) (including the reasonable costs of investigating or defending any alleged loss, claim, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus (which shall include the portions of an offering memorandum that contain information regarding the Trust, Distributor or Advisor) for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Indemnified Parties for use in Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) s or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust (or any amendments or supplements to the foregoing) not supplied by the Company, or persons under its control) or wrongful conduct of the Company, with respect to the offer, sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished by or on behalf of the Company; or

     (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Advisor, whichever is applicable.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the company assumes the defense or representation of an Indemnified Party, the Company shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

     8.1(d) An Indemnified Party will promptly notify the Company of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Trust shares or the Contracts or operation of the Trust.

     8.2 Indemnification by the Distributor

     8.2(a). The Distributor agrees to indemnify and hold harmless the Trust, the Advisor and the Company and each of their directors, trustees, officers, employees and agents and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Adviser or the Company, (collectively, the "Indemnified Parties" for purposes of this Article 8.2) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust (or any amendments or supplements to the foregoing) not supplied by the Company, or persons under its control) or wrongful conduct of the Company, with respect to the offer, sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or illegal untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to by or on behalf of the Distributor; or

     (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;
as limited by and in accordance with the provisions of Articles 8.2(b) and 8.2.(c) hereof.

     8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, or to the Company, the Trust, the Distributor, the Advisor or the Contracts, whichever is applicable.

     8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the company assumes the defense or representation of an Indemnified Party, the Distributor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

     8.2(d). An Indemnified Party agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or operation of each Account

     8.3 Indemnification by the Trust

     8.3(a). The Trust agrees to indemnify and hold harmless the Company, the Distributor and the Advisor and each of their directors, officers, employees and agents and any affiliated parson (as defined in Section 2(a)(3) of the 1940 Act) of the Company, the Distributor or the Advisor (collectively, the "Indemnified Parties" for purposes of this Article 8.3) against any and all Losses, to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or illegal untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;
as limited by and in accordance with the provisions of Articles 8.3(b) and 8.3.(c) hereof.

     8.3(b). The Trust shall not be liable under this indemnification provision with respect to any Losses incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Contracts, whichever is applicable.

     8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense of such action. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the company assumes the defense or representation of an Indemnified Party, the Trust shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

     8.3(d). An Indemnified Party agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

     8.4 Indemnification By the Advisor

     8.4(a). The Advisor agrees to indemnify and hold harmless the Trust, the Distributor, and the Company and each of their trustees, directors, officers, employees and agents and any "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Distributor or the Company (collectively, the "Indemnified Parties" for purposes of this Article 8.4) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as Losses are related to the sale or acquisition of Trust's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact provided by the Advisor and contained in a registration statement or prospectus or sales literature (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Advisor required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisor by or on behalf of the Indemnified Parties for use in registration statement or prospectus for the Trust or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Trust or the Contracts (or any amendments or supplements to any of the foregoing) not supplied by the Advisor or persons under its control) or wrongful conduct of the Advisor or the affiliates, employees, or agents of the Advisor with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Advisor; or

     (iv) arise out of or result from any material breach of any representation and/or warranty made by the Advisor in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisor.

     8.4(b). The Advisor shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Contracts or the Company, whichever is applicable.

     8.4(c). The Advisor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Advisor shall be entitled to participate, at its own expense, in the defense of such action. The Advisor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Advisor to such party of the Advisor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the company assumes the defense or representation of an Indemnified Party, the Advisor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

     8.4(d) An Indemnified Party will promptly notify the Advisor of the commencement of any litigation or proceedings against or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

     8.5. Indemnification Disputes. The parties shall use good faith efforts to resolve any dispute concerning the indemnification obligations in this Article
VIII. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction.
Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties.


ARTICLE IX.  Applicable Law

     9.1.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of New York.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and orders thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including any Shared Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.  Termination

     10.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by one hundred and eighty (180) days advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (c) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or if the Company reasonably believes that the Trust may fail to so qualify; or

     (d) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

     (e) termination by either the Trust, the Advisor or the Distributor by written notice to the Company, if (1) any of the Trust, the Advisor or the Distributor, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity, (2) the Trust, the Advisor or the Distributor shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust, the Advisor or Distributor shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

     (f) termination by the Company by written notice to the Trust, the Advisor and the Distributor, if (1)the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust, the Advisor or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Trust, the Advisor and the Distributor in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Trust, the Distributor and/or the Advisor and any other changes in circumstances since the giving of such notice, such determination of the Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

     (g) By any party upon institution of formal proceedings against the Company, the Trust, the Advisor or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding a party's duties under this Agreement or related to the sale of the Contracts issued by the Company, the operation of the Accounts, or the purchase of shares of the Funds; or

     (h) By the Distributor, the Advisor or the Trust upon written notice to the Company with respect to any Account in the event that such Account ceases to be qualified as a segregated asset account under Connecticut insurance laws; or

     (i) By the Distributor, the Advisor or the Trust upon written notice with respect to any Account in the event that effective registration as a unit investment trust under the 1940 Act for such Account is not maintained; or

     (j) By the Distributor, the Advisor or the Trust in the event that the Contracts cease to be treated as annuity contracts under the applicable provisions of the Code; or

     (k) By the Distributor, the Advisor or the Trust in the event that effective registration or exemption from registration under the 1933 Act of the Contracts is not maintained; or

     (l) By any party to the Agreement upon a determination by a majority of the Board, or a majority of its Disinterested Trustees, that a material irreconcilable conflict, as described in Article VII hereof, exists and cannot be remedied in accordance with the provisions of Article VII; or

     (m) By any party to the Agreement upon requisite vote of the Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media; or

     (n) By either the Adviser or the Distributor in the event of a termination of either of their contracts by the Trust, but each shall use their best efforts to substitute themselves under this Agreement with any successor investment adviser or distributor to the Trust.

     Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Articles 10.1(h) hereof. The Company shall give 60 days prior written notice to the Trust of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Article 10.1(n) hereof.

     10.2. Notwithstanding any termination of this Agreement, the Trust, the Advisor and the Distributor shall at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") for the sole purpose of allowing the owners of the Existing Contracts to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.3. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contract issued by the Company (as opposed to Fund shares attributable to the Company's assets held in the Separate Accounts), and the Company shall not prevent Contract owners from allocating payments to a Fund, until 60 days after the Company shall have notified the Trust or Distributor of its intention to do so.

ARTICLE XI.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Trust:

      MTB Group of Funds
      5800 Corporate Drive
      Pittsburgh, PA  15237-7010
      Fax:  (412) 288-8141
      Phone:  (412) 288-1900

      Attention:  Secretary


      If to the Company:

      Hartford Life Insurance Company
      200 Hopmeadow Street
      Simsbury, Connecticut 06089
      Attention:  Bruce Ferris, Senior Vice President

      With a copy to:

      General Counsel
      Hartford Life Insurance Company
      200 Hopmeadow Street
      Simsbury, Connecticut  06089

      If to the Distributor:

      Edgewood Services, Inc.
      5800 Corporate Drive
      Pittsburgh, PA  15237-7002
      Fax:  (412) 288-8141
      Phone:  (412) 288-1900

      Attn.:  Secretary

      If to the Adviser:

      MTB Investment Advisors, Inc.
      100 East Pratt Street, 17th Floor
      Baltimore, MD  21202
      Fax:  (410) 986-5660
      Phone:  (410) 986-5650

      Attn.:  Chief Investment Officer


ARTICLE XII.  Miscellaneous

     12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

     12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsource services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

     123. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of this Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor, under this Agreement. The Company shall promptly notify the Trust, the Advisor, and the Distributor of any change in control of the Company.

     12.9. The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

     12.10. Marks and Licenses

     12.10(a) It is understood that the names "M&T," "Manufacturers & Traders Trust Company," "MTB," or any derivative thereof or logo associated with those names ( the "M&T Marks") are the valuable property of the Advisor (and its affiliates), and that the Company has the right to use such names (or derivatives or logos) only so long as this Agreement is in effect and the Advisor or an affiliate of the Advisor continues to serve as the investment Advisor of the Fund. Upon termination of this Agreement the Company shall forthwith cease to use the M&T Marks. The Company agrees that it shall not use the M&T Marks in a manner that disparages or degrades the business or reputation of the Advisor, the Trust, or any of their affiliates, or that infringes, dilutes, or otherwise violates the M&T Marks. Upon request, the Company agrees to provide appropriate attribution of the use of the M&T Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).

     12.10(b) It is understood that the names "The Hartford," "Hartford Life Insurance Company," "The Director" or any other Contract name, including any derivative thereof or logo associated with those names ( the "Company Marks") are the valuable property of the Company (and its affiliates), and that the Trust, Distributor and Advisor have the right to use such names (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Trust, the Distributor and Advisor shall forthwith cease to use the Company Marks. Trust, Distributor and Advisor agree that it shall not use the Company Marks in a manner that disparages or degrades the business or reputation of the Compan, or any of their affiliates, or that infringes, dilutes, or otherwise violates the Company Marks. Upon request, Trust, Distributor and Advisor agree to provide appropriate attribution of the use of the Company Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARTFORD LIFE INSURANCE COMPANY,     MTB GROUP OF  FUNDS,
on its behalf and on behalf of each      on its behalf and on behalf of each
Separate Account named in Schedule A,    Fund named in Schedule a, as may be
as may be amended from time to time      amended from time to time

By its authorized officer,
                                         By its authorized officer,

By:  /s/ Bruce W. Ferris
Name:  Bruce W. Ferris                   By:  /s/ Beth S. Broderick
                                            -----------------------
Its:  Senior Vice President              Name:  Beth S. Broderick
Date:  8/17/04                           Its:  Vice President
                                         Date:  7/13/04
EDGEWOOD SERVICES, INC.                  MTB INVESTMENT ADVISORS, INC.




By its authorized officer,               By its authorized officer,


By:  /s/ Charles L. Davis, Jr.           By:  /s/ William F. Dwyer
   ----------------------------------       ----------------------
Name:  Charles L. Davis, Jr.             Name:  William F. Dwyer
Its:  Vice President                     Its:  President
Date:  7/14/04                           Date:  7/27/04



                                  SCHEDULE A

              SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS

  Name of Separate Account and Date     Name of Contract Funded by Separate
     Established by the Company                     Account and
                                      Policy Form Numbers of Contracts Funded
   Hartford Life Insurance Company              Form Number HLVA03
        Separate Account Two


           Applicable Fund                             CUSIP
    MTB Large Cap Growth Fund II                    55376T 73 4
     MTB Large Cap Value Fund II                    55376T 65 0
    MTB Managed Allocation Fund:                    55376T 57 5
         Moderate Growth II



      IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

THE HARTFORD LIFE INSURANCE COMPANY,      MTB GROUP OF  FUNDS,
on its behalf and on behalf of each       on its behalf and on behalf of each
Separate Account named in Schedule A, as  Fund named in Schedule a, as may be
may be amended from time to time          amended from time to time

By its authorized officer,
                                          By its authorized officer,

By:  /s/ Bruce W. Ferris
Name:  Bruce W. Ferris                    By:  /s/ Beth S. Broderick
                                             -----------------------
Its:  Senior Vice President               Name:  Beth S. Broderick
Date:  8/17/04                            Its:  Vice President
                                          Date:  7/13/04
EDGEWOOD SERVICES, INC.                   MTB INVESTMENT ADVISORS, INC.




By its authorized officer,                By its authorized officer,


By:  /s/ Charles L. Davis, Jr.            By:  /s/ William F. Dwyer
   ----------------------------------        ----------------------
Name:  Charles L. Davis, Jr.              Name:  William F. Dwyer
Its:  Vice President                      Its:  President
Date:  7/14/04                            Date:  7/27/04



                                   SCHEDULE B

Subject to the terms and conditions of this Agreement, the Company shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the "Close of Trading," which is defined as the close of regular trading for a given Fund as set forth in its then-current prospectus each Business Day. A "Business Day" is defined in Article 1.1 of the Agreement. Except as particularly stated in this paragraph, the Company shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.

Trust will use its best efforts to provide to the Company or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. The Company or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. When the Company is able to utilize the National
Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system, orders to purchase and redeem shares of the Funds received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted via the NSCC's Fund/SERV system for receipt by the Funds or the Transfer Agent for the Funds by no later than 7:00 a.m. Eastern Time on the next Business Day ("Day 2") (such purchases and redemption are referred to as "Day 1 Trades"). Until the Company achieves Fund/SERV utility, or if for any other reason Day 1 Trades are not received by the Transfer Agent via the NSCC's Fund/SERV system prior to 7:00 a.m. Eastern Time on Day 2, the Company shall provide such Day 1 Trades to the Transfer Agent via fax prior to 10:00 a.m. Eastern Time on Day 2. Such purchase and redemption orders shall be transmitted without modification (except for netting or aggregating such orders). Trust will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall lonely place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Company books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Fund.

When operating outside of the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

     a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, the Company shall complete payment to Trust or its designated agent in federal funds no later than 1:00 p.m. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

     b) For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 1:00 p.m. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

     c) With respect to purchase and redemption orders received by the Trust through the DCC&S Fund/SERV system on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and the Company are able to transmit information via the DCC&S Fund/SERV system: the Trust or its designated agent shall send to the Company, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which the Company has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by the Company following such net purchase or redemption. The Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for the Company to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. The Trust or its designated agent will transmit to the Company via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) Business Days after the end of each month, the Trust or its affiliate will send the Company a statement of account which shall confirm all transactions made during that particular month in the account.

                                 Pricing Errors

If the Trust or its agent provides materially incorrect share net asset value information through no fault of the Company, the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

The determination of the materiality of any net asset value pricing error and its correction shall be based on the prevailing error guidelines of the Funds.

In the event a Fund is required (under the then prevailing pricing error guidelines of the Fund) to recalculate purchases and redemptions on any business day of Shares held in an Account due to an error in calculating the net asset value of such class of Shares (a "Pricing Error"):

     (i) the Trust or its transfer agent shall promptly notify the Company in writing of the Pricing Error, which written notice shall identify the Fund shares, the business day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Fund shares on each business day.

     (ii) Upon such notification, the Company shall promptly determine, for all sub-accounts which purchased or redeemed Fund shares on each business day on which a Pricing Error occurred, the correct number of Fund shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Company shall adjust the number of Fund shares held in each sub-account to the extent necessary to reflect the correct number of Fund shares purchased or redeemed for the sub-account. Following such determination, the Company shall notify the Trust or its transfer agent of the net changes in transactions for the relevant Account and the Trust or its transfer agent shall make payment to the Account within sixty (60) days of its receipt of such notification.

     (iii)If, after taking into  account the  adjustments  required by paragraph
          (ii), the Company determines that some sub-account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Trust or its transfer agent of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Trust or its transfer agent will cause the relevant Fund to remit to the Company additional redemption proceeds in the amount of such Redemption Shortfalls and the Company will apply such funds to payment of the Redemption Shortfalls.

     (iv) If, after taking into  account the  adjustments  required by paragraph
          (ii), the Company determines that a sub-account customer received excess redemption proceeds (a "Redemption Overage"), the Company shall, if requested by the Trust, then make such reasonable efforts, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Fund or its agents; but the Company shall not be obligated to take legal action against Contract owners.

     With respect to the material errors or omissions relating to net asset value pricing, this section shall control over other indemnification provisions in this Agreement.

                        Documents Provided by The Company

The Company agrees to provide Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Trust may reasonably request. The Company agrees to provide Trust, upon written request, such other information (including books and records) as may be necessary or advisable to enable it to comply with any law, regulation or order.

                           Documents Provided by Trust

Within five (5) Business Days after the end of each calendar month, Trust, Distributor, or Adviser shall provide the Company, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.


     IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

THE HARTFORD LIFE INSURANCE COMPANY,      MTB GROUP OF  FUNDS,
on its behalf and on behalf of each       on its behalf and on behalf of each
Separate Account named in Schedule A, as  Fund named in Schedule a, as may be
may be amended from time to time          amended from time to time

By its authorized officer,
                                          By its authorized officer,

By:  /s/ Bruce W. Ferris
Name:  Bruce W. Ferris                    By:  /s/ Beth S. Broderick
                                             -----------------------
Its:  Senior Vice President               Name:  Beth S. Broderick
Date:  8/17/04                            Its:  Vice President
                                          Date:  7/13/04
EDGEWOOD SERVICES, INC.                   MTB INVESTMENT ADVISORS, INC.




By its authorized officer,                By its authorized officer,


By:  /s/ Charles L. Davis, Jr.            By:  /s/ William F. Dwyer
   ----------------------------------        ----------------------
Name:  Charles L. Davis, Jr.              Name:  William F. Dwyer
Its:  Vice President                      Its:  President
Date:  7/14/04                            Date:  7/27/04



                                   SCHEDULE C

                        Services Provided by the Company

     Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners.

2. Disbursing or crediting to contract owners and all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares) and such other information as may be required, from time to time, by Contract owners.

4. Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners' interests in one or more Funds).

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners.

6. Generating written confirmations and quarterly statements to Contract owners.

7. Distributing to Contract owners to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.

9. Facilitating the tabulation of Contract owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Contracts and share balances under such Contracts to the Trust as may be reasonably requested.

10. Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.

11.  Providing other services as may be agreed upon from time to time.

     In consideration for the Company providing these services, the Trust and/or the Advisor agree to pay the Company in an amount equal to the following annual fee, based on the average daily net assets of the Funds held by the Accounts underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.


     For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts' aggregate investments (share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

                 Contract                               Annual Fee
Hartford Life Insurance Company Separate                   0.25%
Account Two Contract Form HLVA03
(Director Ultra)



      IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

THE HARTFORD LIFE INSURANCE COMPANY,      MTB GROUP OF  FUNDS,
on its behalf and on behalf of each       on its behalf and on behalf of each
Separate Account named in Schedule A, as  Fund named in Schedule a, as may be
may be amended from time to time          amended from time to time

By its authorized officer,
                                          By its authorized officer,

By:  /s/ Bruce W. Ferris
Name:  Bruce W. Ferris                    By:  /s/ Beth S. Broderick
                                             -----------------------
Its:  Senior Vice President               Name:  Beth S. Broderick
                                          Its:  Vice President

EDGEWOOD SERVICES, INC.                   MTB INVESTMENT ADVISORS, INC.




By its authorized officer,                By its authorized officer,


By:  /s/ Charles L. Davis, Jr.            By:  /s/ William F. Dwyer
   ----------------------------------        ----------------------
Name:  Charles L. Davis, Jr.              Name:  William F. Dwyer
Its:  Vice President                      Its:  President



                                  SCHEDULE D

                   Format for NAV and Dividend Information


Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:


Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

                                  SCHEDULE E

                            Allocation of Expenses

---------------------------------------------------------------------------
           Paid by Company                     Paid by the Trust
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Preparing and filing the Separate     Preparing and filing the Trust's
Account's registration statement.     registration statement.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Text composition for Separate         Text composition for Series
Account prospectus and supplements    prospectuses and supplements
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Text alterations of Separate Account  Text alterations of Series
prospectus and supplements            prospectuses and supplements
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Printing Separate Account             Printing Series prospectus and
prospectuses and supplements for use  supplements for use with existing
with prospective Contract owners;     Contract owners; or if requested by
                                      Hartford, providing camera-ready
Printing Series prospectuses and      film, computer diskettes or typeset
supplements for use with prospectus   electronic document files of such
Contract owners.                      documents and printing such
                                      documents for use with existing
                                      Contract owners (1)
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Text composition and printing of      Text composition and printing of
Separate Account statement of         Trust statement of additional
additional information                information (1)
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Mailing and distributing Separate     Mailing and distributing Series
Account prospectuses, supplements     prospectuses, supplements and
and statements of additional          statement of additional information
information to existing Contract      to existing Contract owners (1)
owners as required by applicable law;
                                      Printing, Mailing and Distributing,
Mailing and distributing Separate     Series and Contract Supplements and
Account prospectuses and supplements  other Communications related to
to prospective Contract owners;       Fund Substitutions (When not caused
                                      by actions of the Company) Fund
Mailing and distributing Series       Closing, Fund Mergers and other
prospectuses and supplements to       similar Fund Transactions.
prospective Contract owners
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Text composition of any annual and    Text composition of annual and
semi-annual reports of the Separate   semi-annual reports of the Series;
Account, printing, mailing, and       printing, mailing, and distributing
distributing any annual and           annual and semi-annual reports of
semi-annual reports of the Separate   the Series to existing Contract
Account                               owners (1)
---------------------------------------------------------------------------
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Text composition, printing, mailing,  Text composition, printing,
distributing, and tabulation of       mailing, distributing, and
proxy statements and voting           tabulation of proxy statements and
instruction solicitation materials    voting instruction solicitation
to Contract owners with respect to    materials to Contract owners with
proxies sponsored by the Separate     respect to proxies sponsored by the
Accounts                              Series or the Trust.
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(1)  Company  may  choose to print the  series'  prospectus(es),  statements  of additional information, and its semi-annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the trust's share of the total expense for printing and delivery of the combined material shall be determined pro-rata based upon the page count of the series' documents as compared to the total page count for the combined materials containing all other funds under the contracts.